UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 11, 2008
Electro-Optical Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51481 (Commission File Number)	13-3986004 (IRS Employer Identification No.)

3 West Main Street, Suite 201, Irvington, New York (Address of principal executive offices)	10533 (Zip Code)
Registrant’s telephone number, including area code (914) 591-3783
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	— Entry into a Material Definitive Agreement
Tina Cheng-Avery has been appointed to the position of Vice President of Commercialization of the Registrant, effective as of February 11, 2008.
The Registrant has employed Ms. Cheng-Avery pursuant to an employment offer letter (the “Offer Letter”) which provides, among other things, that Ms. Cheng-Avery will be an “at-will” employee. Ms. Cheng-Avery will be paid an annual base salary of $200,000. In addition, Ms. Cheng-Avery will be eligible for a discretionary bonus equal to 25% of her annual base salary upon the attainment of certain to be determined goals. The Registrant has also agreed to grant Ms. Cheng-Avery an option pursuant to the Registrant’s 2005 Stock Incentive Plan to purchase up to 80,000 shares of the Registrant’s Common Stock at an exercise price per share equal to the closing price of the Registrant’s Common Stock on the date of the meeting of the Registrant’s board of directors at which such grant is approved. The option will vest in part based on time and in part based on the attainment of milestones, as more specifically set forth in the Offer Letter.
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As discussed above in Item 1.01, Tina Cheng-Avery has been appointed to the position of Vice President of Commercialization, effective as of February 11, 2008.
Ms. Cheng-Avery joins the Registrant from Pierre Fabre Dermo-Cosmètique USA/Genesis Pharmaceutical where she served since 2007 as Vice President of Marketing of this division of Pierre Fabre Group, an independent French pharmaceutical company. From 2005 to 2007, Ms. Cheng-Avery was Global Marketing Director for Skin Care for Elizabeth Arden, Inc., a global prestige beauty products company. From 2001 to 2004, she served as Vice President of Marketing of Wella Personal Care of North America, Inc., the North American subsidiary of Wella AG, a global prestige beauty product company controlled by The Proctor & Gamble Company since 2003. Prior to this, Ms. Cheng-Avery held various marketing and financial positions at different public companies. Ms. Cheng-Avery holds a Master of Business Administration degree from the J.L. Kellogg School of Management at Northwestern University and Bachelor of Business Administration from the University of Michigan. Ms. Cheng-Avery is 44 years old.
On February 12, 2008 the Registrant issued a press release announcing the appointment of Ms. Cheng-Avery as the Registrant’s new Vice President of Commercialization. A copy of the press release is furnished as Exhibit 99.1 to this report. Exhibit 99.1 is furnished to, but not filed with, the Securities and Exchange Commission. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	— Financial Statements and Exhibits
(b) Exhibits.

Exhibit
Number	Description

10.1	Employment Offer Letter, dated January 16, 2008, between the Registrant and Tina Cheng-Avery

99.1	Press Release of the Registrant dated February 12, 2008 titled “Electro-Optical Sciences Expands Management Team”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro-Optical Sciences, Inc.
Date: February 12, 2008	By:	/s/ Richard I. Steinhart
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION

10.1	Employment Offer Letter, dated January 16, 2008, between the Registrant and Tina Cheng-Avery

99.1	Press Release of the Registrant dated February 12, 2008 titled “Electro-Optical Sciences Expands Management Team”